                                                                     Exhibit 1.1


                                                                 Execution Copy

                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                            JLC LEARNING CORPORATION

                                       AND

                        THE NOTE GUARANTORS LISTED HEREIN

                                  $152,000,000
                           152,000 UNITS CONSISTING OF
                 12 3/4% SENIOR SUBORDINATED NOTES DUE 2009 and
                205,656 SHARES OF COMMON STOCK OF WRC MEDIA INC.

                               PURCHASE AGREEMENT

                                NOVEMBER 10, 1999

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                         BANC OF AMERICA SECURITIES LLC

                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                            JLC LEARNING CORPORATION

                                  $152,000,000
                           152,000 Units consisting of
                 12 3/4% Senior Subordinated Notes due 2009 and

              205,656 shares of the Common Stock of WRC Media Inc.

                               PURCHASE AGREEMENT

                                                              November 10, 1999

Donaldson, Lufkin & Jenrette
Securities Corporation
Banc of America Securities LLC
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10172

Ladies and Gentlemen:

                  WRC Media Inc., a Delaware corporation (the "COMPANY"), Weekly Reader Corporation, a Delaware corporation ("WEEKLY READER"), and JLC Learning Corporation, a Delaware corporation ("JLC LEARNING" and, together with the Company and Weekly Reader, the "ISSUERS"), propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Banc of America Securities LLC (collectively, the "INITIAL PURCHASERS") 152,000 units (the "Units"), each consisting of $1,000 in aggregate principal amount of their 12 3/4% Senior Subordinated Notes due 2009 (the "SENIOR SUBORDINATED NOTES") and
1.353 shares of common stock of the Company (the "COMMON STOCK") issued as part of the Units par value $0.01 per share (the "UNIT COMMON STOCK"), subject to the terms and conditions set forth herein. The Units will be issued pursuant to a unit agreement (the "UNIT AGREEMENT"), to be dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and the Company, between the Issuers, the Note Guarantors and The Bankers Trust Company, as unit agent (the "UNIT AGREEMENT"). The Senior Subordinated Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Issuers, the Note Guarantors (as defined below) and The Bankers Trust Company, as trustee (the "TRUSTEE"). The Senior Subordinated Notes and the New Senior Subordinated Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "NOTE GUARANTEES") by each of the entities listed on Schedule A hereto (each, a "NOTE

GUARANTOR" and collectively the "NOTE GUARANTORS"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined below).

                  The Units, the Notes and the Unit Common Stock are collectively referred to herein as the "SECURITIES."

                  The Units are being issued and sold in connection with the recapitalization of PRIMEDIA, Inc.'s ("PRIMEDIA") Supplemental Education Group (the "RECAPITALIZATION") pursuant to the terms of a Redemption, Stock Purchase and Recapitalization Agreement, dated August 13, 1999, by and between PRIMEDIA and the Company, as amended by the amendment dated October 26, 1999, and as may further be amended prior to the Closing Date (provided that any such further amendments are in form and substance reasonably satisfactory to the Initial Purchasers) (the "RECAPITALIZATION AGREEMENT"). Pursuant to the Recapitalization Agreement, PRIMEDIA will contribute 100% of the outstanding capital stock of American Guidance Service, Inc. and PRIMEDIA Reference Inc. to Weekly Reader and the Issuers will make cash payments to PRIMEDIA. Upon consummation of the transactions contemplated by the Recapitalization Agreement, the Company will own 94.9% of Weekly Reader's common stock with PRIMEDIA retaining the remaining 5.1%.

                  Immediately following consummation of the offering of the Units, the Company will consummate the Recapitalization. For purposes of this Agreement, the consummation of the offering of the Units and the consummation of the Recapitalization will be deemed to occur simultaneously. For purposes of this Agreement, the parties hereby acknowledge and agree that the representations and warranties relating to due authorization, execution and delivery with respect to Weekly Reader and the Note Guarantors contained in Sections 6(e) through 6(s) hereof and the covenants relating to delivery of certificates hereto by Weekly Reader and the Note Guarantors shall be made immediately following consummation of the offering of the Units but shall be deemed to have been made immediately prior to the consummation of such offering.

                  1. OFFERING MEMORANDUM. The Units will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers and the Note Guarantors have prepared a preliminary offering memorandum, dated October 26, 1999 (the "PRELIMINARY OFFERING MEMORANDUM") relating to the Senior

Subordinated Notes and Note Guarantees, and a final offering memorandum, dated November 10, 1999 (the "OFFERING MEMORANDUM"), relating to the Units and the Note Guarantees.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture the Unit Agreement and the Stockholders Agreement (as defined below), the Securities (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

         "This Security (or its predecessor) has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act of 1933"), and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. Persons, except as set forth in the next sentence. By its acquisition hereof or of a beneficial interest herein, the holder:

                  (1) Represents that (a) it is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of
                  1933) (a "QIB"), (b) it has acquired this Security in an offshore transaction in compliance with Regulation S under the Act or (c) it is an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933 (an "IAI")),

                  (2) Agrees that it will not resell or otherwise transfer this Security except (a) to the Company or any of its subsidiaries,
                  (b) to a person whom the Seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) in an offshore transaction meeting the requirements of Rule 903 or 904 of the Securities Act of 1933, (d) in a transaction meeting the requirements of Rule 144 under the Securities Act of 1933, (e) to an IAI that, prior to such transfer, furnishes the [Trustee] [Unit Agent] [Company] a signed letter containing certain representations and agreements relating to the transfer of this Security (the form of which can be obtained from the [Trustee] [Unit Agent] [Company]) and, if such transfer is in respect of an aggregate principal amount of Security less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act of 1933, (f) in accordance with another exemption from the registration requirements of the Securities Act of 1933 (and based upon an opinion of counsel acceptable to the Company) or (g) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and

                  (3) Agrees that it will deliver to each person to whom this Security or an interest herein is transferred a notice substantially to the effect of this Legend.

As used herein, the terms "Offshore Transaction" and "United States" have the meanings given to them by Rule902 of Regulation S under the Securities Act of 1933. The [Indenture] [Unit Agreement] [Stockholders Agreement] will contain a provision requiring the [Trustee] [Unit Agent] [Company] to refuse to register any transfer of this Security in violation of the foregoing."

                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, the principal amounts of Units set forth opposite the name of such Initial Purchaser on Schedule C hereto at a purchase price equal to $956.21 per unit (the "PURCHASE PRICE").

                  3. TERMS OF OFFERING. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Units purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) to persons permitted to purchase the Units in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Units to Eligible Purchasers initially at a price equal to $986.21 per Unit. Such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Senior Subordinated Notes will have the registration rights set forth in the registration agreement (the "REGISTRATION

RIGHTS AGREEMENT"), to be dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and the Company, for so long as such Senior Subordinated Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Note Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Issuers' 12 3/4% new Senior Subordinated Notes due 2009 (the "NEW SENIOR SUBORDINATED NOTES"), to be offered in exchange for the Senior Subordinated Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Note Guarantees thereof and
(ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Senior Subordinated Notes and to use their reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

                  Holders (including subsequent transferees) of the Unit Common Stock will have the registration rights set forth in a stockholders agreement (the "STOCKHOLDERS AGREEMENT"), dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and the Company, among each of the Issuers, EAC III Inc. and certain of its affiliates (the "WRC STOCKHOLDERS"), and the Initial Purchasers. Holders of the Unit Common Stock shall also have certain "tag-along" rights and will be subject to certain "drag-along" rights with respect to sales of Common Stock by EAC III Inc. and its affiliates to third parties. Pursuant to the Stockholders Agreement, the Company will agree to file a registration statement upon exercise of a demand registration right of the holders of the Unit Common Stock (the "EQUITY REGISTRATION STATEMENT") covering the resale of the Unit Common Stock by the holder thereof and to use all commercially reasonable best efforts to cause such Equity Registration Statement to be declared effective and to remain effective for the period specified in the Stockholders Agreement.

                  This Agreement, the Securities, the Unit Agreement, the Stockholders Agreement, the Indenture, the Notes, the Note Guarantees, the Senior Credit Facilities (as described in the Offering Memorandum) and the Registration

Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

                  4.  DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Units shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on November 17, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Issuers in writing. The time and date of such delivery and the payment for the Units are herein called the "CLOSING DATE."

                  (b) One or more of the Units in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Units (collectively, the "GLOBAL UNITS"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Issuers. The Global Units shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  5. AGREEMENTS OF THE ISSUERS AND THE NOTE GUARANTORS. Each of the Issuers and the Note Guarantors hereby agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly (and, if requested by the Initial Purchasers, confirm such advice in writing) of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the

Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuers and the Note Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, the Issuers and the Note Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in
Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

                  (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of all Units pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Units for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Issuers nor any Note Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

                  (f) So long as the Securities are outstanding, to furnish to the Initial Purchasers upon their request as soon as available copies of all reports or other communications furnished by the Issuers or any of the Note Guarantors to their security holders their security or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuers or any of the Note Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

                  (g) So long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, and during any period in which the Issuers and the Note Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                  (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers and the Note Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and the Note Guarantors and accountants of the Issuers and the Note Guarantors in connection with the sale and delivery of the Units to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Units to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Units and the Note Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (iv) the cost of printing certificates representing the Units and the Note Guarantees, (v)all expenses and listing fees in connection with the application for quotation of the Units in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Note Guarantees, (vii) the fees and expenses of the Unit Agent and the Unit Agent's counsel in connection with the Unit Agreement, (viii)the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xi) all costs and expenses of the Equity Registration Statement, as set forth in the Stockholders Agreement and (xii) and all other costs and expenses incident to the performance of the obligations of the Issuers and the Note Guarantors hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge and agree that all costs incurred for the "road show" shall be borne by the Initial Purchasers.

                  (i) To use its reasonable best efforts to effect the inclusion of the Securities in PORTAL and to maintain the listing of the Securities on PORTAL until completion of the Exchange Offer.

                  (j) To obtain the approval of DTC for "book-entry" transfer of the Securities, and to comply with all of its agreements set forth in the representation letters of the Issuers and the Note Guarantors to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

                  (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuers or any Note Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers or any Note Guarantor substantially similar to the Securities and the Note Guarantees (other than the Securities and the Note Guarantees) without the prior written consent of the Initial Purchasers.

                  (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Units under the Act.

                  (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities and the related Note Guarantees.

                  (n) To cause the Exchange Offer to be made in the appropriate form to permit the New Senior Subordinated Notes and guarantees thereof by the Note Guarantors registered pursuant to the Act to be offered in exchange for the Senior Subordinated Notes and the Note Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (o) To cause the Equity Registration Statement to be made on the appropriate form and to comply with all applicable federal and state securities laws in connection therewith.

                  (p) To comply with all of its agreements set forth in the Registration Rights Agreement and the Stockholders Agreement.

                  (q) To comply with all of its agreements set forth in the Unit Agreement.

                  (r) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units and the Note Guarantees.

                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS. The Issuers represent and warrant to, and agree with, the Initial Purchasers that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) Each of the Issuers and each of the Note Guarantors is and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is, and after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will be duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Issuers and the Note Guarantors, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (c) All outstanding shares of capital stock of each of the Issuers have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (d) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company (other than JLC Learning and Weekly Reader) after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement. The entity listed on Schedule B hereto is the only subsidiary, direct or indirect, of the Company before giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and, except for 5.1% of the common stock of Weekly Reader that PRIMEDIA will retain upon consummation of the Recapitalization and the Preferred Stockholder Warrants, owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrances or adverse interest of any nature (each, a "LIEN"), except as otherwise disclosed in the Offering Memorandum and except Liens which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and JLC Learning. On the Closing Date, this Agreement will have been duly authorized, executed and delivered by Weekly Reader and the Note Guarantors.

                  (f) On or prior to the Closing Date, the Indenture will have been duly authorized by each of the Issuers and the Note Guarantors and will have been validly executed and delivered by each of the Issuers and each of the Note Guarantors. When the Indenture has been duly executed and delivered by each of the Issuers and each of the Note Guarantors, the Indenture will be a valid and binding agreement of each of the Issuers and each Note Guarantor, enforceable against the Issuers and each Note

Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (g) Each of the Issuers will have duly and validly authorized the issuance of the Notes and the Unit Common Stock as a Unit. On the Closing Date, the Units will conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (h) On or prior to the Closing Date, the Senior Subordinated Notes will have been duly authorized and will have been validly executed and delivered by each of the Issuers. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Senior Subordinated Notes by the Trustee), the Senior Subordinated Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Senior Subordinated Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                  (i) On or prior to the Closing Date, the New Senior Subordinated Notes will have been duly authorized by each of the Issuers. When the New Senior Subordinated Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the New Senior Subordinated Notes by the Trustee), the New Senior Subordinated Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (j) The Unit Common Stock has been duly and validly authorized by the Company and, on the Closing Date, when issued and delivered to and paid for by the Initial Purchasers, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights other than those that have been waived in connection with the Transactions. On the Closing Date, the rights of the holders of the Unit Common Stock will conform in all material respects to the description thereof in the Offering Memorandum.

                  (k) On or prior to the Closing Date, the shares of common stock of Weekly Reader issuable upon exchange of the Unit Common Stock will have been duly authorized and reserved for issuance and upon such exchange in accordance with the terms of the Stockholders Agreement will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights other than those that have been waived in connection therewith.

                  (l) On or prior to the Closing Date, the Note Guarantee to be endorsed on the Senior Subordinated Notes by each Note Guarantor will have been duly authorized by each Note Guarantor and will have been duly executed and delivered by each Note Guarantor. When the Senior Subordinated Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Senior Subordinated Notes by the Trustee), the Note Guarantee of each Note Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of each Note Guarantor, enforceable against each Note Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Note Guarantees to be endorsed on the Senior Subordinated Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                  (m) On or prior to the Closing Date, the Note Guarantee to be endorsed on the New Senior Subordinated Notes by each Note Guarantor will have been duly authorized by each Note Guarantor and, when issued, will have been duly executed and delivered by each Note Guarantor. When the New Senior Subordinated Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the New Senior Subordinated Notes by the Trustee), the Note Guarantee of each Note Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of each Note Guarantor, enforceable against each Note Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the New Senior Subordinated Notes are issued, authenticated and delivered, the Note Guarantees to be endorsed on the New Senior Subordinated Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                  (n) On or prior to the Closing Date, the Registration Rights Agreement will have been duly authorized by each of the Issuers and the Note Guarantors and will have been duly executed and delivered by each of the Issuers and each of the Note Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers and each of the Note Guarantors, enforceable against each of the Issuers and each of the Note Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (o) On or prior to the Closing Date, the Unit Agreement will have been duly and validly authorized by each of the Issuers and the Note Guarantors and, when duly executed and delivered by each of the Issuers and the Note Guarantors, will be a valid and binding agreement of the Company, enforceable against each of the Issuers and the Note Guarantors in accordance with its terms, except as

(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnity and contribution thereunder may be limited by applicable law.

                  (p) On or prior to the Closing Date, the Issuers and the Note Guarantors will have duly and validly authorized the issuance of the Senior Subordinated Notes and the Unit Common Stock as a Unit. When the Units are issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Units will be valid and binding obligations of the Issuers and the Note Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Units will conform in all material respects to the description thereof in the Offering Memorandum.

                  (q) On or prior to the Closing Date, the Stockholders Agreement will have been duly authorized by the Company and each of the WRC Stockholders and will have been duly executed and delivered by the Company and each of the WRC Stockholders. When the Stockholders Agreement has been duly executed and delivered by the Company and the WRC Stockholders, the Stockholders Agreement will be a valid and binding agreement of the Company and each of the WRC Stockholders, enforceable against the Company and each WRC Stockholder in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights of indemnification in connection with violations of any securities laws, statutory duties or willful, reckless or unlawful acts. On the Closing Date, the Stockholders Agreement will conform in all material respects to the description of the Offering Memorandum.

                  (r) The Recapitalization Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) the enforceability thereof may be limited by an implied covenant of good faith and fair dealing. On the Closing Date, the Recapitalization Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (s) On or prior to the Closing Date, the Senior Credit Facilities will have been duly authorized by each of the Issuers and each of the Note Guarantors and will have been duly executed and delivered by each of the Issuers and each of the Note Guarantors. When the Senior Credit Facilities have been duly executed and delivered, the Senior Credit Facilities will be a valid and binding agreement of each of the Issuers and each of the Note Guarantors, enforceable against each of the Issuers and each of the Note Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Senior Credit Facilities will conform in all material respects to the description thereof in the Offering Memorandum.

                  (t) The indebtedness represented by the Senior Subordinated Notes is being incurred for proper purposes and in good faith. On the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units), (a) the fair value and present fair saleable value of the Issuers' assets exceeds and would exceed its stated liabilities and identified contingent liabilities, (b) each of the Issuers should be able to pay its debts as they become absolute and matured and (c) the capital the Issuers is not and would not be unreasonably small for the business in which it is engaged.

                  (u) (i)(A) As of the date hereof, neither the Company nor JLC Learning is in violation of its respective charter or by-laws and (B) as of the Closing Date, none of Weekly Reader or the Note Guarantors will be in violation of its respective charter or by-laws and (ii) neither the Company nor JLC Learning is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and the Note Guarantors, taken as a whole, to which the Company or JLC Learning is a party or by which the Company or JLC Learning or their respective properties are bound and none of Weekly Reader or the Note Guarantors is in default in the performance of any obligation, agreement, covenant or condition contained in any Material Contract (as defined in the Recapitalization Agreement) that is material to the Issuers and the Note Guarantors, taken as a whole, to which Weekly Reader or any of the Note Guarantors is a party or by which Weekly Reader or any of the Note Guarantors or their respective properties are bound except, in the case of clause (i)(B) and clause(ii), for such defaults which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (v) The execution, delivery and performance of this Agreement, the other Operative Documents and the Recapitalization Agreement by each of the Issuers and each of the Note Guarantors, compliance by each of the Issuers and each of the Note Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby, thereby and the consummation of the Transactions will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as (a) have been or will be obtained prior to the Closing Date and (b) may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under (a) the charter or by-laws of any of the Issuers or the Note Guarantors (in the case of Weekly Reader, as amended by the Charter Amendment (as defined in the Recapitalization Agreement)) or (b) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and the Note Guarantors, taken as a whole, to which any of the Issuers or the Note Guarantors is a party or by which the Issuers or any of the Note Guarantors or their respective properties are bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over any of the Issuers or the Note Guarantors or their respective properties, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which any of the Issuers or the Note Guarantors are a party or by which any of the Issuers or the Note Guarantors or their respective properties are bound, or
(v) result in the termination, suspension or revocation of any Authorization (as defined below) of any of the Issuers or the Note Guarantors or result in any other impairment of the rights of the holder of any such Authorization, except, in the case of clauses (i), (ii)(b), (iii), (iv) and (v), as singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (w) There are no legal or governmental proceedings pending or, to any Issuer's or any Note Guarantor's knowledge, threatened to which any of the Issuers or the Note Guarantors is, or, to any Issuer's or any Note Guarantor's knowledge, is threatened to be made, a party or to which any of their respective properties are, or, to any Issuer's or any Note Guarantor's knowledge, are threatened to be made, subject, which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (x) None of the Issuers or the Note Guarantors has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will have violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (y) There are no and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, there will be no costs or liabilities associated with Environmental Laws in effect as of or prior to the Closing Date (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (z) Each of the Issuers and the Note Guarantors has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will have such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will have made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will be valid and in full force and effect, and each of the Company and its subsidiaries is and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will be in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, will contain, no restrictions that are burdensome to any of the Issuers or the Note Guarantors; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (aa) Each of the Issuers and the Note Guarantors has and, immediately after the Recapitalization in accordance with the terms of the Recapitalization Agreement, will have, good and marketable title in fee simple to all real property owned by any of them, good and valid title to the leasehold estates on all real property leased by them, and good and valid title to all personal property owned by it that is material to the business of the Issuers and the Note Guarantors, in each case free and clear of all Liens and defects, except Liens described in the Offering Memorandum and except Liens which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (bb) Each of the Issuers and the Note Guarantors owns or possesses, and immediately after the Recapitalization in accordance with the terms of the

Recapitalization Agreement, will own or possess, or has acquired sufficient right to use or otherwise exploit, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by it in connection with the business now operated, or immediately after the Recapitalization in accordance with the terms of the Recapitalization Agreement, to be operated by the Issuers and the Note Guarantors, except where the failure to own or possess or have sufficient right to use or otherwise exploit or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect. None of the Issuers or the Note Guarantors received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (cc) Each of the Issuers and the Note Guarantors has and, immediately after the Recapitalization in accordance with the terms of the Recapitalization Agreement, will have insurance covering their respective businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect each of them and their respective businesses and is customary for companies engaged in similar businesses or similar industries. To the best of their knowledge, none of the Issuers or the Note Guarantors has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance.

                  (dd) The accountants that have certified the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Issuers and the Note Guarantors, as required by Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder.

                  (ee) The historical financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of (i) Weekly Reader and its subsidiaries, (ii) American

Guidance Service, Inc. and (iii) JLC Learning on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the entities for which they were prepared.

                  (ff) The PRO FORMA financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements included in the Offering Memorandum (except for the PRO FORMA adjustments specified therein) and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such PRO FORMA financial statements include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act to reflect the transactions described in the Offering Memorandum. The other PRO FORMA financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the PRO FORMA financial statements.

                  (gg) The Issuers and the Note Guarantors are not and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, the offering and sale of the Units and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (hh) Except as disclosed in the Offering Memorandum, there are and, after giving effect to the Recapitalization in accordance with the terms of the Recapitalization Agreement, there will be no contracts, agreements or understandings between any Issuer or any Note Guarantor and any person granting such person the right to require such Issuer or each Note Guarantor to file a registration statement under the Act with respect to any securities of such Issuer or each Note Guarantor or to require such Issuer or each Note Guarantor to include such securities with the Securities and Note Guarantees registered pursuant to any Registration Statement or the Equity Registration Statement.

                  (ii) None of the Issuers or the Note Guarantors or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Units to violate, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (jj) Since the date of the Preliminary Offering Memorandum, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any Issuer or any Note Guarantor that it is considering imposing) any condition (financial or otherwise) on any Issuer's or any Note Guarantor's retaining any rating assigned to any Issuer or any Note Guarantor, any securities of any Issuer or any Note Guarantor or (ii) has indicated to any Issuer or any Note Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of any Issuer, any Note Guarantor or any securities of any Issuer or any Note Guarantor.

                  (kk) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the business, assets, condition (financial or otherwise), results of operations, or prospects of the Issuers and the Note Guarantors, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of any of the Issuers or the Note Guarantors and (iii) none of the Issuers or the Note Guarantors has incurred any material liability or obligation, direct or contingent, except, in the case of this clause (iii), for such liabilities or obligations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (ll)  The Company has delivered to the Initial
Purchasers true and correct conformed copies of the

Recapitalization Agreement, including all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchasers.

                  (mm) No labor disturbance by or dispute with the employees of any of the Issuers or the Note Guarantors exists, or, to the best of their knowledge, is contemplated or threatened, except for such disturbances or disputes that, singly or in the aggregate, would not have a Material Adverse Effect.

                  (nn) The Issuers and the Note Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (oo) All material tax returns required to be filed by the Issuers and the Note Guarantors in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by any of the Issuers or the Note Guarantors have been paid, other than those being contested in good faith and for which adequate reserves have been provided or other than those which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (pp) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (qq) When the Securities and the Note Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Note Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuers or the Note Guarantors that is listed on a national securities exchange registered under

Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (rr) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Issuers, the Note Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Units contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Units have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

                  (ss) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (tt) None of the Issuers, the Note Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Units or the Note Guarantees.

                  (uu) The Units offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (vv) The sale of the Units pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act; provided that, the Issuers and the Note Guarantors make no representation as to actions taken by the Initial Purchasers.

                  (ww) The Issuers, the Note Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Units outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g).

                  (xx) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the distribution compliance periods referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Security by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

                  (yy) No registration under the Act of the Securities or the Note Guarantees is required for the sale of the Securities and the Note Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                  (zz) Each certificate signed by any officer of any Issuer or any Note Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer or each Note Guarantor to the Initial Purchasers as to the matters covered thereby.

                  (aaa) The Unit Common Stock, when issued on the Closing Date, will represent 3.0% of the fully-diluted Common Stock of the Company.

                  The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Issuers and the Note Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Issuers and the Note Guarantors, and agrees that:

                  (a) Such Initial Purchaser is either a QIB or an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
Act) (an "ACCREDITED INSTITUTION"), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Units.

                  (b) Such Initial Purchaser (A) is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Units only (x) to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Units pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Units only from, and will offer to sell the Units only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Units purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Units, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Units (the form of which is substantially the same as an exhibit to the Indenture) and, if such transfer is in respect of an aggregate principal amount of Units less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Units or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Neither such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Units or the Note Guarantees.

                  (f) The Units offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Units offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Units in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until the end of the distribution compliance periods in connection with the commencement of the offering of the Units pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such distribution compliance periods, it will not cause any advertisement with respect to the Units (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Units, except such advertisements as permitted by and include the statements required by Regulation S.

                  (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Units by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the distribution compliance periods referred to in

Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until the end of the distribution compliance period in connection with the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (j) Such Initial Purchaser agrees that the Units offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Units by non-U.S. persons or U.S. persons who purchased such Units in transactions that were exempt from the registration requirements of the Act.

                  Such Initial Purchaser acknowledges that the Issuers and the Note Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and the Note Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and such Initial Purchaser hereby consents to such reliance.

                  8.  INDEMNIFICATION.

                  (a) Each of the Issuers and the Note Guarantors agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by any Issuer or any Note Guarantor to any holder or prospective purchaser of Units pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not seen or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Offering Memorandum (as so amended or supplemented) would have corrected any such untrue statement of a material fact contained in, and each omission or alleged omission of material fact from, such Preliminary Offering Memorandum giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuers with Section 5(b) hereof.

                  (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuers and the Note Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers or any Note Guarantor, to the same extent as the foregoing indemnity from the Issuers and the Note Guarantors to each Initial Purchaser but only with reference to information furnished in writing to the Issuers by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expeses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, which consent will not be unreasonably withheld, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (after underwriting discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Units, in each case as set forth in Schedule C hereto. The relative fault of the Issuers and the Note Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Not Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuers and the Note Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligation to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Units purchased by each of the Initial Purchasers hereunder and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Issuers and the Note Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any Issuer or any Note Guarantor or any securities of any Issuer or any Note Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of any Issuer or any Note Guarantor or any securities of any Issuer or any Note Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Units than that on which the Units were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Issuers and the Note Guarantors, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Issuers or any of the Note Guarantors and (iii) neither any of the Issuers nor any of the Note Guarantors shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Offering Memorandum.

                  (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the Presidents and the Chief Financial Officers of the Issuers, confirming the matters set forth in

Sections 6(kk), 9(a) and 9(b) and stating that each of the Issuers and the Note Guarantors has complied in all material respects with all the agreements and satisfied in all material respects all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Cravath, Swaine & Moore, counsel for the Issuers and the Note Guarantors substantially in the form attached hereto as Exhibit A.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers each of (i) Arthur Andersen LLP, (ii) Deloitte & Touche LLP, and (iii) PricewaterhouseCoopers LLP, all of which are independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (h) The Units shall have been approved by the NASD for trading and duly listed in PORTAL.

                  (i) The Initial Purchasers shall have received, or receive substantially simultaneously with the closing of the offering of the Units, a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers, the Note Guarantors and the Trustee.

                  (j) The Company and JLC Learning shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received, or receive substantially simultaneously with the closing of the offering of the Units, an original copy thereof, duly executed by the Issuers and the Note Guarantors.

                  (k) The Company shall have executed the Unit Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                  (l) Each of the Issuers and the WRC Stockholders shall have executed the Stockholders Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and each of the Issuers and WRC Stockholders.

                  (m) The Senior Credit Facilities shall have been entered into by the parties thereto, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. Each condition to the closing contemplated by the Senior Credit Facilities shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Recapitalization Agreement) no conditions that would constitute a default (or an event that, with notice or the lapse of time or both, would constitute a default) under the Senior Credit Facilities. On the Closing Date, the closing under the Senior Credit Facilities shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum.

                  (n) All documents relating to the Recapitalization shall have been entered into by the parties thereto, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. Each condition to the closing of the transactions contemplated by the documents relating to the Recapitalization shall have been satisfied or, with the Initial Purchasers' specific approval, waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement, the Recapitalization Agreement and the Senior Credit Facilities) no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the documents relating to the Recapitalization. Prior to, or simultaneously with, the closing of the Offering, the Recapitalization shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum. The Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers that the Recapitalization has been so consummated.

                  (o) On the Closing Date, Weekly Reader and the Note Guarantors shall have approved, adopted, ratified and confirmed the execution, delivery and performance of this Agreement by the Company and JLC Learning, and the Initial Purchasers shall have received a counterpart of this Agreement executed by Weekly Reader and each Note Guarantor as parties hereto.

                  (p) The Issuers and Note Guarantors shall not have failed in any material respect at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuers or the Note Guarantors, as the case may be, at or prior to the Closing Date.

                  (q) The Initial Purchasers shall have received, addressed to the Initial Purchasers, a solvency certificate of the Chief Financial Officers of the Issuers that is identical to the solvency certificate required to be delivered to the lenders under the Senior Credit Facilities.

                  (r) The Initial Purchasers shall have received executed copies of each of the employment agreements described in the Offering Memorandum under the caption "Management- Employment Agreements."

                  10. INITIAL PURCHASERS' INFORMATION. The Issuers and the Initial Purchasers acknowledge and agree for all purposes under this Agreement that the statements with respect to the offering of the Units set forth in the first sentence of the third paragraph, in the fourth sentence of the fourth paragraph, in the sixth paragraph and in the fourth sentence of the eighth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  11. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the

Units on the terms and in the manner contemplated in the Offering Memorandum,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of any of the Issuers or the Note Guarantors on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuers and the Note Guarantors, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Offering Memorandum.

                  12.  MISCELLANEOUS.

                  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers or any Note Guarantor, to 1 Rockefeller Plaza, 32nd Floor, New York, New York 10020 and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers and the Note Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers and any Note Guarantor, the officers or directors of the Issuers or any Note Guarantor, or any person controlling the Issuers or any Note Guarantor, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Units are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the Issuers and each Note Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Issuers and each Note Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by it in connection with enforcing its rights under this Agreement (including without limitation its rights under Section 8).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers and the Note Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Issuers and the Note Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers.

                                Very truly yours,

                                WRC MEDIA INC.

                                By: /s/ Charles Laurey
                                   ----------------------------------
                                    Name:  Charles Laurey
                                    Title: Secretary

                                JLC LEARNING CORPORATION

                                By: /s/ Charles Laurey
                                   ----------------------------------
                                    Name:  Charles Laurey
                                    Title: Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Donaldson, Lufkin & Jenrette
Securities Corporation

By: /s/ D. Kete Cockrell, I
   ------------------------------
     Name:  Kete Cockrell, I
     Title: Vice President



Banc of America Securities LLC


By: /s/ Daniel Kelly
   ------------------------------
    Name:  Daniel Kelly
    Title: Principal

To be executed on the Closing Date:

The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement between the Initial Purchasers, WRC Media Inc., JLC Learning Corporation and the undersigned.

Weekly Reader Corporation

By:  /s/ Charles Laurey
   ------------------------------
Name:  Charles Laurey
Title: Secretary



PRIMEDIA Reference Inc.


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary



Funk & Wagnalls Yearbook Corporation


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary



Lifetime Learning Systems, Inc.


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary

Gareth Stevens, Inc.


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary



American Guidance Service, Inc.


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary



AGS International Sales, Inc.


By: /s/ Charles Laurey
   ------------------------------
   Name:  Charles Laurey
   Title: Secretary

                                   SCHEDULE A

                                 Note Guarantors

PRIMEDIA Reference Inc.

Funk & Wagnalls Yearbook Corporation

Lifetime Learning Systems, Inc.

Gareth Stevens, Inc.

American Guidance Service, Inc.

AGS International Sales, Inc.

                                   SCHEDULE B

               Subsidiary of the Company Immediately Prior to the
                                Recapitalization

JLC Learning Corporation

                                   SCHEDULE C

                                                             Principal Amount
Initial Purchaser                                                of Units
----------------------------                                 ----------------
Donaldson, Lufkin & Jenrette
   Securities Corporation                                       $106,400,000
Banc of America Securities LLC                                    45,600,000
                                                                 -----------
     Total                                                      $152,000,000
                                                                 -----------
                                                                 -----------


                                    EXHIBIT A

                     Form of Cravath, Swaine & Moore Opinion